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                                                                      Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Xerox Credit Corporation:

We consent to incorporation by reference in the Registration Statement (No. 333-76021) on Form S-3 of Xerox Credit Corporation of our report dated June 26, 2002, which contains an explanatory paragraph indicating that the Company's 2000 consolidated financial statements, previously audited by other independent accountants, has been restated, relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, Connecticut
June 26, 2002